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Exhibit (11)  - Statement Re: Computation of Earnings per Unit

                                                                     Nine Months Ended               Three Months Ended
                                                                ----------------------------    ----------------------------
                                                                  March 31,       March 31,       March 31,       March 31,
                                                                    1997            1996            1997            1996
                                                                ------------    ------------    ------------    ------------

Average units outstanding                                          5,528,865       5,806,757       5,096,164       5,641,278

Net effect of dilutive stock options based on the treasury
 stock method using average market price                             244,441         163,639         253,521         163,639
                                                                ------------------------------------------------------------

Average units outstanding                                          5,773,306       5,970,396       5,349,685       5,804,917

Units equivalent to 1% General Partnership interest of BCLP           58,316          60,307          54,037          58,636
                                                                ------------------------------------------------------------

Average units outstanding                                          5,831,622       6,030,703       5,403,722       5,863,553
                                                                ============================================================

Income from continuing operations:
  Income before interests of General Partners                   $ 11,342,291    $ 16,553,922    $ 10,006,040    $ 10,913,284

  Applicable to interests of General Partners of subsidiary
   partnerships                                                      146,073         177,565         116,626         128,869

  Applicable to 1% General Partnership interest of BCLP              111,962         163,764          98,894         107,845
                                                                ------------------------------------------------------------
                                                                     258,035         341,329         215,520         236,714
                                                                ------------------------------------------------------------
Applicable to interests of Limited Partners                     $ 11,084,256    $ 16,212,593    $  9,790,520    $ 10,676,570
                                                                ============================================================

Per Limited Partnership Unit                                    $       1.92    $       2.72    $       1.83    $       1.84
                                                                ============================================================

Net Income:
  Income before interests of General Partners                   $ 11,342,291    $ 54,967,635    $ 10,006,040    $ 10,913,284

  Applicable to interests of General Partners of subsidiary
   partnerships                                                      146,073         740,474         116,626         128,869

  Applicable to 1% General Partnership interest of BCLP              111,962         542,272          98,894         107,845
                                                                ------------------------------------------------------------
                                                                     258,035       1,282,746         215,520         236,714
                                                                ------------------------------------------------------------
Applicable to interests of Limited Partners                     $ 11,084,256    $ 53,684,889    $  9,790,520    $ 10,676,570
                                                                ============================================================

Per Limited Partnership Unit                                    $       1.92    $       8.99    $       1.83    $       1.84
                                                                ============================================================
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